Exhibit 5.2





                                                 January 13, 1998

ICIFC Secured Assets Corp.
20371 Irvine Avenue
Santa Ana Heights, California 92707

         Re:      ICIFC Secured Assets Corp.
                  Registration Statement on Form S-3
                  ----------------------------------

Ladies and Gentlemen:

         We have acted as counsel for ICIFC Secured Assets Corp., a corporation organized under the laws of the State of California (the "REGISTRANT"), in connection with the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "SECURITIES ACT"), on the date hereof for the registration of Pass-Through Certificates and Mortgage-Backed Notes. Each series of Certificates issued under the Commercial Loan Prospectus included in such Registration Statement will evidence interests in certain pools of commercial mortgage loans (the "CERTIFICATES"). Each series of Certificates will be issued pursuant to a Pooling and Servicing Agreement among the Registrant, a trustee, a master servicer or servicer and/or a special servicer, each to be specified in the prospectus supplement for such series of Certificates.

         We have made such investigation of law as we deem appropriate and have examined the proceedings heretofore taken and are familiar with the procedures proposed to be taken by the Registrant in connection with the authorization, issuance and sale of such Certificates. We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registrant's form of organizational documents, the form of Pooling and Servicing Agreement and the form of Certificates included therein and such other documents, records, certificates of the Issuer and public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, we have assumed that the Pooling and Servicing Agreement as completed for each series will be duly executed and delivered by each of the parties thereto; that the Certificates as completed for each series will be duly executed and delivered substantially in the forms contemplated by the Pooling and Servicing Agreement; and that the Certificates for each series will be sold as described in the Commercial Loan Prospectus included in the Registration Statement.

         Based upon the foregoing and subject to the limitations and qualifications set forth below, we are of the opinion that:

         (i) When each Pooling and Servicing Agreement in respect of which we have participated as your counsel has been duly authorized by all necessary corporate action and has been duly executed and delivered, it will constitute a valid and binding obligation of the Registrant enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to


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ICIFC Secured Assets Corp.
January 13, 1998
Page 2

general principles of equity (regardless of whether enforcement is sought in a proceeding in equityor at law); and

         (ii) When the issuance, execution and delivery of the Certificates in respect of which we have participated as your counsel have been duly authorized by all necessary corporate action, and when such Certificates have been duly executed, authenticated and delivered and sold as described in the Commercial Loan Prospectus included in the Registration Statement, such Certificates will be legally and validly issued and the holders of such Certificates will be entitled to the benefits provided by the Pooling and Servicing Agreement pursuant to which such Certificates were issued.

         In rendering the foregoing opinions, we have assumed the accuracy and truthfulness of all public records of the Registrant and of all certifications, documents and other proceedings examined by us that have been executed or certified by officials of the Registrant acting within the scope of their official capacities and have not verified the accuracy or truthfulness thereof. We have also assumed the genuineness of the signatures appearing upon such public records, certifications, documents and proceedings. In addition, we have assumed that each such Pooling and Servicing Agreement and the related Certificates will be executed and delivered in substantially the form filed as exhibits to the Registration Statement, and that such Certificates will be sold as described in the Commercial Loan Prospectus included in the Registration Statement.

         We express no opinion as to the laws of any jurisdiction other than the substantive laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal laws of the United States of America, and we express no opinion herein as to the effect that the laws and decisions of courts of any such other jurisdiction may have upon such opinions.

         We consent to the use and filing of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus Supplement and Commercial Loan Prospectus contained therein. In giving such consent we do not imply or admit that we are an expert with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,


                                             /s/ Andrews & Kurth L.L.P.